UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2012

FISCHER-WATT GOLD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	0-17386 (Commission File Number)	88-0227654 (IRS Employer Identification #)

2186 S. Holly St., Suite 104 Denver, CO 80222 (Address of Principal Executive Office)

(303) 232-0292

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 31, 2012 the Company entered into a financing arrangement with BOCO Investments, LLC (the “Lender”), the proceeds of which were used to pay maintenance fees to the Bureau of Land Management and the payment of general operating expenses of the Company.  The financing arrangement included the execution of the following documents:  Note and Warrant Purchase Agreement (the “Loan Agreement”), a Secured Promissory Note (the “Note”), a Warrant to Purchase Stock (the “Warrant”), and Pledge Agreements from James Baughman, Maria Baughman, Purcell Group LLC and Publican Capital Corporation (the “Pledges”).

In exchange for execution and delivery of the Loan Agreement, Note, Warrant and Pledges, the Lender loaned the Company $300,000.  The Note accumulates interest at a rate of 15% per annum and is payable on or before October 30, 2012.  In addition, the Note is secured under the Loan Agreement by all of the property of the Company.  The Company issued a five year Warrant to Lender to purchase shares of Company common stock.  As additional security, each of the Pledges have been executed and delivered.  Further, mortgages were granted on the Company’s real property.

Item 3.02 Unregistered Sales of Equity Security

The Company issued the Note to the Lender.  As additional consideration for entering into the Loan Agreement, the Company issued the Warrant to Lender to purchase 6,814,000 shares of the Company’s common stock, exercisable at $0.02 per share.  The Note and Warrant were issued to the Lender in reliance on the exemption from registration contained in Rule 506 of Regulation D under the Securities Act of 1933.  No commissions or other remuneration were paid on the transaction.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER-WATT GOLD COMPANY, INC.
By:	/s/ James G. Baughman
James G. Baughman President and Chief Executive Officer

Dated:  September 7, 2012